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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE          For Further Information:
  FEBRUARY 12, 2004            ------------------------
                               Investor Contact:
                               -----------------
                               Charles Murphy, Acting Chief Financial Officer
                               212-750-0064, charlesmurphy@alliedhealthcare.com
                               Media Contact:
                               --------------
                               Susan J. Lewis, 303-804-0494,
                               susanlewis@alliedhealthcare.com
                               -------------------------------



            ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS FISCAL 2004
            --------------------------------------------------------
                              FIRST QUARTER RESULTS
                              ---------------------

                                 -     Revenues Up 15.5%

                                 -     Gross Profit Up 18.1%



NEW YORK ... February 12, 2004 - Allied Healthcare International Inc. (AMEX:
ADH), a leading international provider of flexible healthcare staffing services, announced today results for its fiscal 2004 first quarter ended December 31, 2003.

Revenue for the first quarter ended December 31, 2003, rose 15.5 percent to $78.5 million, compared with $68.0 million in fiscal 2003. Gross profit rose
18.1 percent to $22.3 million compared to $18.9 million for the comparable period.

Included in the first quarter fiscal 2004 results was a one time charge of $0.9 million arising from compensation payments to Timothy M. Aitken, chairman, and Sarah L. Eames, chief executive officer, president and chief operating officer, to complete the reimbursement of tax liabilities and to resolve other consequences incurred in connection with the reorganization of the company's capital structure in July 2002. Excluding this one-time charge, net income available to common shareholders for the quarter would have been $1.6 million or $0.07 per diluted share, compared with net income available to common shareholders of $1.3 million, or $0.06 per diluted share last year - an increase of 16.7%.


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Net income available to common shareholders for the quarter was $0.7 million or
$0.03 per diluted share. Net income available to common shareholders and diluted per share amounts are after giving effect to preferred stock transactions. Also included in the results for the first quarter of fiscal 2004 are the favorable effects of currency changes.

During the first quarter, the company completed its acquisition of Primary Care Agency Limited, a supplier of flexible healthcare staffing services primarily to hospitals, primary care trusts and learning disability homes in the U.K.

Timothy Aitken said of the company's performance: "Our results continue to be indicative of the capabilities and accomplishments of a seasoned management team. Heading this growing team is Sarah Eames, who, as previously announced during the quarter, was named to the additional post of CEO. Her keen understanding of the healthcare industry will not only beneficially impact future shareholder value but also shape the company's future development and expansion."

Ms. Eames commented on Allied's competitive position in the marketplace, stating: "Our ability to continue to distinguish this company in today's fast-growing flexible healthcare staffing sector rests solely upon one underlying factor - the quality of our staffing professionals. We are committed to providing the highest quality nurses and carers, and we place strong emphasis on our extensive screening procedures and professional training programs. Toward this end, we have been working diligently to expand our commitment to quality as evidenced by the recent implementation of enhanced screening processes, the opening of additional training centers and the further development of an internal audit team. These initiatives will help to ensure the delivery of quality patient care while also meeting our contractual commitments and legislative requirements. We believe this incremental investment in quality healthcare recruitment will quickly be recognized by our customers and the industry at large."

In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles ("GAAP"), this press release also discloses non-GAAP results of operations that exclude certain charges. These non-GAAP measures adjust for charges that are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the company's results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Management also uses these non-GAAP measures internally to assess the performance of its business and to establish operational goals. Investors should consider non-GAAP measures in


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addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.


New York-based Allied Healthcare International Inc. is a leading provider of flexible healthcare staffing services in the United Kingdom.

Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, including those contained in the company's filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.




















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                      ALLIED HEALTHCARE INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                                                THREE MONTHS ENDED
                                                                                ------------------------------------------------
                                                                                  DECEMBER 31,                DECEMBER 31,
                                                                                      2003                         2002
                                                                                ----------------            ------------------
    Total revenues                                                              $        78,543             $        67,998

    Gross profit                                                                         22,310                      18,898

    Selling, general and administrative expenses                                         16,706                      11,806
                                                                                ----------------            ------------------

          Operating income                                                                5,604                       7,092

    Interest expense, net                                                                 2,202                       3,198

    Foreign exchange loss                                                                    11                           8
                                                                                ----------------            ------------------

          Income before income taxes and discontinued operations                          3,391                       3,886

    Provision for income taxes                                                            1,629                       1,767
                                                                                ----------------            ------------------

          Income from continuing operations                                               1,762                       2,119

    Income from discontinued operations                                                       -                         184
                                                                                ----------------            ------------------

          Net income                                                                      1,762                       2,303

    Redeemable preferred dividends and accretion                                          1,056                         994
                                                                                ----------------            ------------------

          Net income available to common shareholders                           $           706             $         1,309
                                                                                ================            ==================


Basic and diluted net income per share of common stock from:
          Income from continuing operations                                     $          0.03             $          0.05
          Income from discontinued operations                                                 -                        0.01
                                                                                ----------------            ------------------
          Net income available to common shareholders                           $          0.03             $          0.06
                                                                                ================            ==================


Weighted average number of common shares outstanding:
    Basic                                                                                22,224                      21,171
                                                                                ================            ==================
    Diluted                                                                              22,651                      21,559
                                                                                ================            ==================


RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME:
                                                                                 THREE MONTHS ENDED
                                                                                 DECEMBER 31, 2003
                                                                                --------------------
Reported net income available to common shareholders                            $           706
Compensation payments                                                                       860
                                                                                --------------------
Adjusted net income available to common shareholders                            $         1,566
                                                                                ====================


RECONCILIATION OF REPORTED NET INCOME PER SHARE TO ADJUSTED NET INCOME PER SHARE
- BASIC AND DILUTED:
                                                                                 THREE MONTHS ENDED
                                                                                 DECEMBER 31, 2003
                                                                                --------------------
Reported net income per share available to common shareholders                  $          0.03
Add back: per share effect of compensation payments                                        0.04
                                                                                --------------------
Adjusted net income per share available to common shareholders                  $          0.07
                                                                                ====================